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Exhibit 23.3

                                                               [ROTHSCHILD LOGO]

                       CONSENT OF ROTHSCHILD BRASIL LTDA.

The Board of Directors
Telemar Participacoes:


We consent to the inclusion of our report dated April 19, 2006 included herein and to the reference to our firm under the heading "Experts" in the prospectus (as attached).


Sao Paulo, Brasil
May 8, 2006

/s/ Luiz O. Muniz
-------------------------
Luiz O. Muniz
Managing Director
Head of Rothschild Brasil Ltda.